UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FORTINET, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Dear Fortinet Stockholder:

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of Fortinet, Inc., a Delaware corporation, will be held on Thursday, June 23, 2011, at 10:00 a.m., Pacific time, at Fortinet’s principal executive offices located at 1090 Kifer Road, Sunnyvale, CA 94086, for the following purposes:

1.	To elect two Class II directors to serve for a term of three years or until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
3.	To approve the 2011 Employee Stock Purchase Plan.
4.	To hold an advisory vote on executive compensation.
5.	To hold an advisory vote on the frequency of future advisory votes on executive compensation.
6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The preceding items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the 2011 Annual Meeting at the time and on the date specified above or at any time and date to which the 2011 Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on April 26, 2011 are entitled to notice of and to vote at the 2011 Annual Meeting.

We have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 26, 2011 will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2011 Annual Meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about April 29, 2011.

Your vote is very important. Whether or not you plan to attend the 2011 Annual Meeting, we encourage you to read the proxy statement and vote as instructed in the Notice of Internet Availability of Proxy Materials or vote on the Internet or by telephone as soon as possible. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper copy of the proxy materials, which include a proxy card to submit your vote by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2011 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability of Proxy Materials.

Thank you for your ongoing support of Fortinet.

By Order of the Board of Directors,

Ken Xie
President and Chief Executive Officer

Sunnyvale, California
April 29, 2011

PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING AND PROCEDURAL MATTERS	1
Why am I receiving these materials?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	1
How can I get electronic access to the proxy materials?	1
Can I attend the 2011 Annual Meeting?	1
Do the share amounts and per share prices in this Proxy Statement take into account the two-for-one split of Fortinet’s common stock announced on April 27, 2011?	2
Who is entitled to vote at the 2011 Annual Meeting?	2
What is the difference between holding shares as a stockholder of record or as a beneficial owner?	2
How can I vote my shares in person at the 2011 Annual Meeting?	3
How can I vote my shares without attending the 2011 Annual Meeting?	3
How many shares must be present or represented to conduct business at the 2011 Annual Meeting?	3
What proposals will be voted on at the 2011 Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	4
How are votes counted?	4
How does the Board of Directors recommend that I vote?	4
What happens if additional matters are presented at the 2011 Annual Meeting?	4
Can I change my vote?	4
What happens if I decide to attend the 2011 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?	5
What should I do if I receive more than one set of voting materials?	5
Is my vote confidential?	5
Who will serve as inspector of election?	5
Where can I find the voting results of the 2011 Annual Meeting?	5
Who will bear the cost of soliciting votes for the 2011 Annual Meeting?	5
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6
How may I obtain a separate set of proxy materials or the 2010 Annual Report?	7
PROPOSAL ONE — ELECTION OF DIRECTORS	8
General	8
Nominees	8
Information Regarding the Board of Directors and Director Nominees	8
PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
General	12
Principal Accounting Fees and Services	12
Approval of Audit and Non-Audit Services	12
PROPOSAL THREE — APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN	13
PROPOSAL FOUR — ADVISORY VOTE ON EXECUTIVE COMPENSATION	17
PROPOSAL FIVE — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	18

i

ii

FORTINET, INC.
1090 Kifer Road
Sunnyvale, CA 94086

PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these materials?
A:	The Board of Directors of Fortinet, Inc. is providing these proxy materials to you in connection with the solicitation of proxies for use at Fortinet’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) to be held on Thursday, June 23, 2011 at 10:00 a.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. We expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 29, 2011. Copies of our proxy materials and 2010 Annual Report are also available at http://bnymellon.mobular.net/bnymellon/ftnt.

The 2011 Annual Meeting will be held at Fortinet’s principal executive offices, located at 1090 Kifer Road, Sunnyvale, CA 94086. The telephone number at that location is (408) 235-7700.

As a stockholder, you are invited to attend the 2011 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:
•	View our proxy materials for the 2011 Annual Meeting on the Internet; and
•	Have future proxy materials sent to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.

Q:	Can I attend the 2011 Annual Meeting?
A:	You are invited to attend the 2011 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 26, 2011 (the “Record Date”). You should bring proof of ownership and photo identification for entrance to the 2011 Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific time and you should leave ample time for the check-in procedures. Stockholders may request directions to our principal executive offices in order to attend the 2011 Annual Meeting by calling (408) 235-7700.

Q:	Do the share amounts and per share prices in this Proxy Statement take into account the two-for-one split of Fortinet’s common stock announced on April 27, 2011?
A:	No, except as otherwise noted herein, none of the share amounts or per share prices included in this Proxy Statement reflect the stock split, and all such amounts and prices are expressed on a pre-split basis. Furthermore, when tabulating the voting results for each of the matters presented, BNY Mellon Shareowner Services, the inspector of election, will not take into account any of the shares issued as a result of the stock split as those shares were not outstanding on the Record Date.
Q:	Who is entitled to vote at the 2011 Annual Meeting?
A:	You may vote your shares of Fortinet common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 75,880,030 shares of Fortinet common stock outstanding and entitled to vote at the 2011 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.
Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?
A:	If your shares are registered directly in your name with Fortinet’s transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the “stockholder of record,” and the Notice has been sent directly to you by Fortinet. As the stockholder of record, you have the right to grant your voting proxy directly to Fortinet or to a third party, or to vote in person at the 2011 Annual Meeting.

If your shares are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the 2011 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2011 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2011 Annual Meeting.

If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters but not on non-routine matters. Even though we are a NASDAQ-listed company, the New York Stock Exchange (“NYSE”) rules govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of NASDAQ-listed companies. As a result:

•	Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of directors, approval of the 2011 Employee Stock Purchase Plan, the advisory resolution on executive compensation and the recommendation on the frequency of future advisory vote on executive compensation because NYSE rules treat those matters as non-routine.
•	Your broker will have the authority to exercise discretion to vote your shares with respect to the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011, because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the 2011 Annual Meeting include both routine and non-routine matters, if you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (1) vote your shares on routine matters or (2) leave your shares unvoted.

Q:	How can I vote my shares in person at the 2011 Annual Meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the 2011 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2011 Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2011 Annual Meeting, we recommend that you also submit your vote as described in the Notice and as described below, so that your vote will be counted even if you later decide not to attend the meeting.
Q:	How can I vote my shares without attending the 2011 Annual Meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2011 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy — please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee — please refer to the voting instructions provided to you by your broker, trustee or nominee.

By mail — You may request a proxy card from Fortinet and indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Please follow the procedures outlined in the Notice to request a paper proxy card.

By Internet — Stockholders of record of Fortinet common stock with Internet access may submit proxies by following the “Vote by Internet” instructions described in the Notice until 11:59 p.m., Eastern time, on June 22, 2011 or by following the instructions at www.proxyvoting.com/ftnt. Most Fortinet stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice or the voting instruction card provided by your broker, trustee or nominee explaining this procedure.

Q:	How many shares must be present or represented to conduct business at the 2011 Annual Meeting?
A:	The presence of the holders of a majority of the shares entitled to vote at the 2011 Annual Meeting is necessary to constitute a quorum at the 2011 Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the 2011 Annual Meeting or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and therefore, are included for the purposes of determining whether a quorum is present at the 2011 Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2011 Annual Meeting?
A:	The proposals scheduled to be voted on at the 2011 Annual Meeting are:
•	The election of two Class II directors to serve for a term of three years or until their respective successors are duly elected and qualified;
•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;
•	The approval of the 2011 Employee Stock Purchase Plan;
•	Advisory on executive compensation; and
•	Advisory vote of the frequency of future advisory votes on executive compensation.

Q:	What is the voting requirement to approve each of the proposals?
A:	A plurality of the shares of our common stock that is present or represented by proxy and entitled to vote is required for the election of directors (Proposal One).

The affirmative vote of a majority of the shares of our common stock that is present or represented by proxy and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two), approve the 2011 Employee Stock Purchase Plan (Proposal Three), approve the advisory resolution on executive compensation (Proposal Four) and approve the frequency of future advisory votes on executive compensation (Proposal Five).

Q:	How are votes counted?
A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal One). The two nominees for director receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors. Therefore, abstentions or broker non-votes will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two), approve the 2011 Employee Stock Purchase Plan (Proposal Three), approve an advisory resolution on executive compensation (Proposal Four). You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on the advisory resolution with respect to the frequency of future advisory votes on executive compensation. Abstentions are deemed to be shares present or represented by proxy and entitled to vote and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be shares entitled to vote and, therefore, are not included in the tabulation of the voting results on these proposals.

All shares entitled to vote and represented by properly submitted proxies received prior to the 2011 Annual Meeting (and not revoked) will be voted at the 2011 Annual Meeting in accordance with the instructions indicated by such proxy. If no instructions are indicated on such proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors recommends that you vote your shares:
•	“FOR” the two nominees for election as Class II directors (Proposal One);
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal Two);
•	“FOR” the approval of the 2011 Employee Stock Purchase Plan;
•	“FOR” the advisory resolution on executive compensation; and
•	“ONE YEAR” with respect to the frequency of future advisory votes on executive compensation.
Q:	What happens if additional matters are presented at the 2011 Annual Meeting?
A.	If any other matters are properly presented for consideration at the 2011 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2011 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Ken Xie and Kenneth Goldman, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Fortinet does not currently anticipate that any other matters will be raised at the 2011 Annual Meeting.
Q:	Can I change my vote?
A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2011 Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Fortinet’s Corporate Secretary at Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086 prior to your shares being voted, or (3) by attending the 2011 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2011 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2011 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?
A:	Subject to any rules your broker, trustee or nominee may have, you may attend the 2011 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the 2011 Annual Meeting. Please be aware that attendance at the 2011 Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the 2011 Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. If you are a beneficial owner and you wish to attend the 2011 Annual Meeting but do not intend to vote in person or revoke your prior voting instructions, you do not need to obtain a legal proxy but you will need to bring proof of ownership and photo identification.

Q:	What should I do if I receive more than one set of voting materials?
A:	If you received more than one Notice, voting instruction card or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the instructions on each Notice or voting instruction card that you receive to ensure that all of your shares are voted.
Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fortinet or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Fortinet management.
Q:	Who will serve as inspector of election?
A:	The inspector of election will be a representative of BNY Mellon Shareowner Services.
Q:	Where can I find the voting results of the 2011 Annual Meeting?
A:	We will announce preliminary voting results at the 2011 Annual Meeting and publish them on our web site at www.investor.fortinet.com/sec.cfm. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the 2011 Annual Meeting, which will also be available on our website.
Q:	Who will bear the cost of soliciting votes for the 2011 Annual Meeting?
A:	Fortinet will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Fortinet’s proxy materials — Stockholders may present proper proposals for inclusion in Fortinet’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Fortinet’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2012 annual meeting of stockholders, stockholder proposals must be received by Fortinet’s Corporate Secretary no later than December 31, 2011, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before the annual meeting — In addition, Fortinet’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders.

In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered written notice to Fortinet’s Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Fortinet’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) properly brought before the meeting pursuant to Fortinet’s proxy materials with respect to such meeting, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to Fortinet’s Corporate Secretary at its principal executive offices within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one year anniversary of the date on which Fortinet mailed its proxy materials or the Notice (whichever is earlier) to stockholders in connection with the preceding year’s annual meeting of stockholders. As a result, the Notice Period for the 2012 annual meeting of stockholders will start on February 14, 2012 and end on March 15, 2012.

If a stockholder who has notified Fortinet of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Fortinet need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Fortinet’s Corporate Secretary at our principal executive offices or by accessing Fortinet’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Fortinet’s proxy materials, should be sent to Fortinet’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate set of proxy materials or the 2010 Annual Report?
A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our proxy materials and 2010 Annual Report. Stockholders who do not receive a separate copy of our proxy materials and 2010 Annual Report and want to receive a separate copy may request to receive a separate copy of, or stockholders may request additional copies of, our proxy materials and 2010 Annual Report by calling (408) 235-7700 or by writing to Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, Attention: Investor Relations. Stockholders who share an address and receive multiple copies of our proxy materials and 2010 Annual Report can also request to receive a single copy by following the instructions above.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of seven members who are divided into three classes with staggered three-year terms. Each director holds office until that director’s successor is duly elected and qualified. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

Nominees

Two candidates have been nominated for election as Class II directors at the 2011 Annual Meeting for a three-year term expiring in 2014. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated John Walecka and Michael Xie for election as Class II directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating and Corporate Governance Committee to the conclusion that he should continue to serve as a director has been added following each of the director and nominee biographies.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2011 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Nominating and Corporate Governance Committee and designated by the present Board of Directors to fill the vacancy.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the two persons recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet. If you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF JOHN WALECKA AND MICHAEL XIE.

Information Regarding the Board of Directors and Director Nominees

The names of the members of our Board of Directors and our proposed director nominees, their respective ages, their positions with Fortinet (as applicable) and other biographical information as of March 31, 2011, are set forth below. Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	48	President, Chief Executive Officer and Director
Michael Xie	42	Vice President of Engineering, Chief Technical Officer, Director and Director Nominee
Hong Liang Lu(2)(3)*	56	Director
Greg Myers(2)(3)**	60	Director
Christopher B. Paisley(1)(3)	58	Director
John Walecka(1)(2)	51	Non-Executive Chairman of the Board and Director Nominee
Pehong Chen(1)***	54	Director

(1)	Member of Compensation Committee

(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Audit Committee
*	Chairman of Nominating and Corporate Governance Committee
**	Chairman of Audit Committee
***	Chairman of Compensation Committee

Ken Xie has served as our President and Chief Executive Officer since he co-founded the company in October 2000. Prior to co-founding Fortinet, Mr. Ken Xie was the Founder, President and Chief Executive Officer of NetScreen Technologies, Inc. (“NetScreen”), a provider of network security products, which was acquired by Juniper Networks, Inc., an IP network solutions company, in April 2004. Additionally, Mr. Ken Xie was Managing Partner of Jedi Venture, Founder, President, and Chief Executive Officer of Stanford Infosystems International, Inc. and Security Architect for Healtheon Corporation, a health information services company, and Philips Semiconductors, a computer equipment manufacturer. Mr. Ken Xie received a B.S. and an M.S. in electrical engineering from Tsinghua University in China and an M.S. in electrical engineering from Stanford University.

Mr. Ken Xie has more than 20 years of technical and management experience in the networking and security industries, which includes his roles as a founder of Fortinet, Netscreen, Stanford Infosystems International, Inc. and as President and Chief Executive Officer of each of the foregoing companies.

Michael Xie has served as our Vice President of Engineering and Chief Technical Officer since co-founding the company in October 2000. Previously, he held positions as Vice President of Engineering for ServGate Technologies, Inc., a network security provider acquired by Amarium Technologies, Inc. in April 2006, Software Director and Architect for NetScreen, and Senior Software Engineer for Milkyway Networks Corporation, a network security solutions provider. Mr. Michael Xie has an M.S. degree in electrical engineering from the University of Manitoba in Canada as well as a B.S. and an M.S. in automobile engineering from Tsinghua University in China.

Mr. Michael Xie has more than 15 years of technical and operational experience in the network security industry, which includes positions as the Chief Technical Officer of Fortinet, Vice President of Engineering for ServGate Technologies, Inc. and Software Director and Architect for NetScreen.

Hong Liang Lu has served as a member of our Board of Directors since March 2008. Mr. Lu is a co-founder of UTStarcom, Inc., a provider of IP-based communications products and services, has been a director of UTStarcom since 1991 and has served as chairman of the board from 2003 to 2006 and from July 2008 to August 2009. From June 1991 to July 2008, Mr. Lu also served as the Chief Executive Officer of UTStarcom. On May 1, 2008, the Securities and Exchange Commission entered into a settlement with UTStarcom and its CEO (Mr. Lu) and CFO providing that Mr. Lu failed to take adequate steps to ensure that UTStarcom filed accurate financial statements, made and kept accurate books and records and implemented and maintained adequate internal controls. Also, as a result of the foregoing, Mr. Lu’s certifications filed with certain quarterly and annual reports of UTStarcom were incorrect as UTStarcom restated its financial statements several times due to inadequate internal controls and improper accounting for and disclosure of certain transactions. As part of the settlement, Mr. Lu paid a civil penalty of $100,000 and consented to an injunction against future violations of these securities laws. The settlement did not involve allegations of fraud or limit Mr. Lu’s ability to serve as an officer or director of any public company. From 1986 through 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company, from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in civil engineering from the University of California at Berkeley.

Mr. Lu has leadership, operational and executive experience by serving as a director and Chief Executive Officer of UTStarcom.

Greg Myers has served as a member of our Board of Directors since March 2008. From October 2007 until May 2010, Mr. Myers served as a director of Altera Corporation, a supplier of programmable semiconductors and related products. He served as a director of Packeteer Inc., a provider of wide area network application delivery systems, from July 2006 until its sale to Blue Coat Systems, Inc. in June 2008. He also served as a director of Maxtor Corporation, a supplier of hard disk drives for desktop, enterprise and consumer electronics applications, from August 2003 until its sale to Seagate Technology in May 2006. Mr. Myers served as the Chief Financial Officer of Symantec Corporation, a personal computer security software company, from 1999 to 2005, and held various other senior finance positions at Symantec from 1993 to 1999. Mr. Myers holds a B.S. from California State University, Hayward and an M.B.A. in finance from Santa Clara University.

Mr. Myers has developed expertise in finance including accounting and financial reporting as well as broad leadership and executive experience by serving as a Chief Financial Officer and in other finance roles. In addition, he has had outside board experience as a director of Maxtor, Altera and Packeteer.

Christopher B. Paisley has served as a member of our Board of Directors since February 2004. Since January 2001, Mr. Paisley has served as the Dean’s Executive Professor of Accounting and Finance at the Leavey School of Business at Santa Clara University. Mr. Paisley also serves as a member of the boards of directors of Volterra Semiconductor, Inc., a provider of power management semiconductors, and Equinix, Inc., a provider of network colocation, interconnection and managed services. He also served as a director of Brocade Communication Systems, Inc., a supplier of networking equipment, from August 2002 until April 2006, of Electronics for Imaging, Inc., a supplier of color digital print controllers, super-wide and wide format printers and inks, and print management solutions, from July 2004 until April 2008 and of 3Par Inc. (“3Par”), a provider of utility storage solutions from July 2006 until 3Par’s acquisition by Hewlett Packard in September 2010. Mr. Paisley holds a B.A. in business economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles.

Mr. Paisley has developed expertise in finance, including accounting and financial reporting, as a Chief Financial Officer and in other finance roles and currently as a professor in the field of accounting and finance. Mr. Paisley also has 15 years of outside board experience at Brocade, Electronics for Imaging, 3Par, Volterra and Equinix as well as at private companies.

John Walecka has served as a member of our Board of Directors since August 2003. Mr. Walecka is a founding partner of Redpoint Ventures, a venture capital fund, which was established in 1999. Prior to founding Redpoint Ventures, Mr. Walecka was a general partner with Brentwood Venture Capital, a firm he joined in 1984. Mr. Walecka served as a member of the board of directors of Entropic Communications, Inc., a fabless semiconductor company, from September 2001 until his resignation in May 2010. Mr. Walecka served as director of the Western Association of Venture Capitalists (WAVC) and is currently a director of the Stanford Business School Venture Capital Trust. Mr. Walecka received a B.S. and an M.S. in engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

As the founding partner of Redpoint Ventures and general partner at Brentwood Venture Capital, Mr. Walecka has developed business leadership experience with a particular focus on technology companies. Mr. Walecka also has outside board experience as a former director of Entropic Communications and numerous private companies.

Pehong Chen has served as a member of our Board of Directors since June 2010. He has served as the Chairman of the Board, Chief Executive Officer and President of BroadVision, Inc., an e-business solution provider, since its incorporation in May 1993. From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase Inc., a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of Gain Technology Corporation, a provider of multimedia applications development systems, which was acquired by Sybase. Dr. Chen also serves as a director of SINA Corporation, an online media company, and UFIDA Software Co., Ltd., an enterprise software company. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

Dr. Chen has business leadership and operational experience as a result of his service as Chairman of the Board, Chief Executive Officer and President of BroadVision and President of Gain Technology. Dr. Chen also has outside board experience as a director of SINA Corporation and UFIDA Software.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm to audit the financial statements of Fortinet for the fiscal year ending December 31, 2011, which will include an audit of the effectiveness of Fortinet’s internal control over financial reporting. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as Fortinet’s independent auditors at any time during the year if the Audit Committee determines that such a change would be in Fortinet’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS FORTINET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Fortinet by Deloitte & Touche LLP for the years ended December 31, 2010 and December 31, 2009.

	2010	2009
Audit Fees	$1,055,000	$696,500
IPO Audit Fees	—	700,000
Total Audit Fees(1)	$1,055,000	$1,396,500
Audit-Related Fees(2)	34,875	5,500
Tax Fees(3)	240,957	11,385
Total	$1,330,832	$1,413,385

(1)	Total Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. The fees also include $700,000 related to services in connection with our initial public offering, incurred during fiscal 2009, including comfort letters, consents and review of documents filed with the SEC.
(2)	Audit-Related Fees for 2010 consist of fees for services related to revenue recognition rules and policies and their application. Audit-Related Fees for 2009 consist of fees for assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our consolidated financial statements and not included in Audit Fees.
(3)	Tax Fees for 2010 consist of fees for services related to Federal and state income tax compliance, transfer pricing analysis and reports, and tax planning related to stock compensation. Tax Fees for 2009 consist of fees incurred for assistance in the resolution of a sales tax audit.

Approval of Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee is required to (i) review and approve the scope and plans for all audits and audit fees and (ii) approve in advance all non-audit services to be performed by our independent auditor that are not otherwise prohibited by law and any associated fees.

All Deloitte & Touche LLP services and fees in fiscal 2010 and fiscal 2009 were approved by the Audit Committee.

PROPOSAL THREE

APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve a new employee stock purchase plan, the 2011 Employee Stock Purchase Plan (the “Purchase Plan”). The proposed Purchase Plan will be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. The proposed Purchase Plan will be one of the primary programs through which our employees may achieve ownership in our company and thereby share in our success. The Board of Directors has determined that it is in the best interests of Fortinet and its stockholders to have an employee stock purchase plan and is asking Fortinet’s stockholders to approve the Purchase Plan. The Board of Directors has adopted the Purchase Plan and has reserved a total of 4,000,000 shares of Fortinet’s common stock for purchase under the Purchase Plan, subject to stockholder approval at the Annual Meeting. As of the date hereof, no rights to purchase shares of our common stock have been granted pursuant to the Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Summary of the 2011 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by the specific language of the Purchase Plan, which is attached as Appendix A to this Proxy Statement.

General

The Purchase Plan was adopted by the Board of Directors in April 2011, subject to stockholder approval at the Annual Meeting. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to purchase shares of Fortinet’s common stock through payroll deductions. The Purchase Plan permits the Administrator to grant rights that qualify for preferential tax treatment under Section 423 and rights that do not so qualify.

Shares Available for Issuance

If our stockholders approve this proposal, a total of 4,000,000 shares of Fortinet’s common stock will be reserved for issuance under the Purchase Plan. For clarity, this number does not reflect the stock split as announced by Fortinet on April 27, 2011. Accordingly, a total of 8,000,000 shares of Fortinet’s common stock would be reserved for issuance under the Purchase Plan subsequent to the announced stock split.

Administration

The Board of Directors or the Compensation Committee (referred to herein as the “Administrator”) administers the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the Administrator and its decisions are final and binding upon all participants.

Eligibility

Each of Fortinet’s (or Fortinet’s designated subsidiaries and affiliates) employees is eligible to participate in the Purchase Plan, except that no employee will be eligible to participate in the Purchase Plan to the extent that (i) immediately after the grant, such employee would own 5% or more of Fortinet’s voting stock or the voting stock of one of Fortinet’s designated subsidiaries, or (ii) his or her rights to purchase stock under all of Fortinet’s employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock (determined as the fair market value of the shares on the grant date) for each calendar year. In addition, the Administrator, in its sole discretion and prior to an offering date, may determine that an individual will not be eligible to participate if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an executive, officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Internal Revenue Code.

Offering Period

Unless otherwise determined by the Administrator, each offering period under the Purchase Plan will have a duration of approximately six (6) months, commencing on the first trading day on or after August 14 of each year and terminating on the first trading day on or before February 14, approximately six months later, and commencing on the first trading day on or after February 14 of each year and terminating on the first trading day on or before August 14, approximately six months later. To participate in the Purchase Plan, an eligible employee must authorize contributions up to 15% of such employee’s compensation during the offering period. For purposes of the Purchase Plan, “compensation” shall mean an employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation. Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with Fortinet or one of Fortinet’s designated subsidiaries (or affiliates for non-Section 423 rights granted under the Purchase Plan) terminates. On the first day of each offering period, each participant automatically is granted a right to purchase shares of our common stock. This purchase right expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised on the first trading day after the end of the offering period to the extent of the contributions made during such offering period.

Purchase Price

Unless and until the Administrator determines otherwise, the purchase price will be 85% of the lesser of the fair market value of our common stock on (i) the first trading day of the offering period, or (ii) the first trading day after the end of the purchase period, subject to compliance with the Internal Revenue Code and the terms of the Purchase Plan. The fair market value of our common stock on any relevant date will be the closing price of our stock as reported on NASDAQ.

Payment of Purchase Price; Payroll Deductions

Contributions are accumulated throughout each offering period, generally through payroll deductions. The number of whole shares that a participant may purchase in each offering period will be determined by dividing the total amount of a participant’s contributions during that offering period by the purchase price; provided, however, that a participant may not purchase more than 2,000 shares each purchase period. During an offering period, a participant may discontinue his or her participation in the Purchase Plan and may decrease the rate of payroll deductions in an offering period within limits set by the Administrator. No fractional shares will be purchased under the Purchase Plan and any contributions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in a participant’s account for the subsequent offering periods.

All participant contributions are credited to the participant’s account, are generally only withheld in whole percentages and are included with Fortinet’s general funds. Funds received by Fortinet pursuant to exercises under the Purchase Plan are used for general corporate purposes. A participant generally may not make additional contributions into his or her account outside the regularly established process.

Withdrawal

Generally, a participant may withdraw all but not less than all of his or her contributions from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to Fortinet.

Termination of Employment

Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the Purchase Plan and the contributions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s right to purchase shares under the Purchase Plan will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

Changes in Capitalization.  In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of Fortinet, or other change in the corporate structure of Fortinet affecting our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Purchase Plan, then the Administrator will adjust the number and class of common stock that may be delivered under the Purchase Plan, the purchase price per share, the number of shares of common stock covered by each right to purchase shares under the Purchase Plan that has not yet been exercised, and the maximum number of shares a participant can purchase during a offering period.

Dissolution or Liquidation.  In the event of Fortinet’s proposed dissolution or liquidation, the Administrator will shorten any offering period then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the dissolution or liquidation. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the right to purchase shares under the Purchase Plan will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Change in Control.  In the event of a merger or “change in control,” as defined in the Purchase Plan, each right to purchase shares under the Purchase Plan will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten the offering period with respect to which such option relates by setting a new exercise date on which such offering period will end. The new exercise date will be prior to the merger or change in control. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the right to purchase shares under the Purchase Plan will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan

The Administrator may at any time amend, suspend, or terminate the Purchase Plan, including the term of any offering period then outstanding. Generally, no such termination can adversely affect previously granted rights to purchase shares under the Purchase Plan.

Upon its approval by the stockholders, the Purchase Plan will continue until termination of the Purchase Plan by the Board of Directors.

Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. No purchases have been made under the Purchase Plan since its adoption by the Board of Directors.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and Fortinet with respect to the shares purchased under the Purchase Plan does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. Fortinet generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND FORTINET UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement beginning on page 25 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer but rather the overall compensation of all of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

The say-on-pay vote is advisory, and therefore not binding on Fortinet, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information we have provided in the “Executive Compensation” section of this Proxy Statement, and in particular the information discussed in “Executive Compensation — Compensation Discussion and Analysis” beginning on page 25 below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2011 Annual Meeting:

“RESOLVED, that Fortinet’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Fortinet’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, and the other related disclosure.”

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION

As described in our “say-on-pay” Proposal Four above, our stockholders are being asked to cast an advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement. The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how often we should seek a vote on “say on pay” advisory resolutions such as Proposal Four. Stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years. Stockholders may also abstain from voting.

THE BOARD OF DIRECTORS RECOMMENDS A “ONE YEAR” VOTE ON THIS PROPOSAL.

After careful consideration, our Board of Directors has determined that a non-binding vote on executive compensation that occurs every year is the most appropriate alternative for Fortinet, and therefore our Board of Directors recommends that you vote for a one-year interval for the non-binding vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting.

Our board of directors will view the frequency (one year, two years or three years) that a majority of the shares of our common stock that is present or represented by proxy and entitled to vote selects as the advisory vote of our stockholders. However, because this vote is advisory and not binding on Fortinet, the Compensation Committee or our Board of Directors may decide that it is in the best interests of our stockholders and Fortinet to hold future advisory votes on executive compensation more or less frequently than the interval approved by our stockholders.

CORPORATE GOVERNANCE

Code of Business Ethics and Conduct

Our Board of Directors sets high standards for Fortinet’s employees, officers and directors. Fortinet is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Fortinet and managing its affairs consistent with high principles of business ethics. Accordingly, Fortinet has adopted a Code of Business Ethics and Conduct, which is applicable to our and our subsidiaries’ directors, officers and employees. The Code of Business Ethics and Conduct is available on Fortinet’s website at http://www.Fortinet.com — “About Us” — “Investor Relations” — “Corporate Governance.” Fortinet will disclose on its website any amendment to the Code of Business Ethics and Conduct, as well as any waivers of the Code of Business Ethics and Conduct, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Director Independence

Our Board of Directors has determined that, with the exception of Messrs. Ken Xie and Michael Xie, who are employees, all of its current members and nominees for director are “independent directors” as that term is defined in the listing standards of NASDAQ. In the course of the Board’s determination regarding the independence of each non-employee director, our Board of Directors considered the annual amount of Fortinet’s sales to, or purchases from, any company where a non-employee director serves as an executive officer. Our Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Fortinet’s or the applicable company’s consolidated gross revenues for the applicable year.

Board Meetings and Committees

During fiscal 2010, the Board of Directors held four meetings. Each of the directors, other than Dr. Chen (who joined the Board of Directors in June 2010 and was unable to attend one of the two remaining Board meetings as a result of a scheduling conflict), attended or participated in 75% or more of the meetings of the Board of Directors and 75% or more of the meetings held by all committees of the Board of Directors on which he served during the past fiscal year. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Myers, Paisley and Lu, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Mr. Myers is the chairman of the Audit Committee. The Board of Directors has determined that each of Messrs. Myers and Paisley is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	evaluating the qualifications, performance and independence of our independent auditors;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
•	preparing the Audit Committee Report that the SEC requires in our annual proxy statement.

The Audit Committee held nine meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at http://www.fortinet.com — “About Us” — “Investor Relations” — “Corporate Governance.”

The Audit Committee Report is included in this proxy statement on page 44.

Compensation Committee

Our Compensation Committee is currently comprised of Dr. Chen and Messrs. Paisley and Walecka, each of whom qualifies as an independent director under the listing standards of NASDAQ. Dr. Chen is the chairperson of our Compensation Committee.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, equity compensation, and other benefits, compensation or arrangements;
•	reviewing and recommending compensation goals and bonus and stock compensation criteria for our executive officers;
•	preparing the Compensation Committee Report that the SEC requires to be included in our annual proxy statement; and
•	administering our equity compensation plans.

See “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation of Directors” below for a description of Fortinet’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Compensation Committee held five meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at http://www.Fortinet.com — “About Us” — “Investor Relations” — “Corporate Governance.”

The Compensation Committee Report is included in this proxy statement on page 31.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance committee is comprised of Messrs. Lu, Myers and Walecka, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Lu is the chairman of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors;
•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;
•	overseeing the evaluation of our Board of Directors; and
•	recommending members for each committee of our Board of Directors.

The Nominating and Corporate Governance Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Fortinet; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Nominating and Corporate Governance Committee held three meetings during 2010. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board of Directors, which is available on Fortinet’s website at http://www.Fortinet.com — “About Us” — “Investor Relations” — “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

Dr. Chen and Messrs. Lu, Paisley and Walecka served as members of the Compensation Committee during fiscal year 2010. Dr. Chen was appointed to the Compensation Committee in July 2010 to replace Mr. Lu, whom the Board then appointed to the Audit Committee. None of the members of our Compensation Committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Board Leadership Structure

The Non-Executive Chairman of the Board is John Walecka. The Chairman and Chief Executive Officer roles are split, and Mr. Ken Xie serves as Chief Executive Officer. In addition to the duties of all Board members, Mr. Walecka’s principal responsibilities as the Non-Executive Chairman of the Board are to preside over all meetings of the Board of Directors, review and comment on the agenda for Board meetings in consultation with the Chief Executive Officer and other members of the Board, act as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raise issues with management on behalf of the independent directors when appropriate. Our Board of Directors believes that there may be advantages to having an independent chairman for matters such as communications and relations between the Board, the CEO, and other senior management, and in assisting the Board in reaching consensus on particular strategies and policies. Messrs. Ken Xie and Michael Xie, as the only two management directors, do not participate in sessions of non-management directors, and non-management directors meet regularly in executive session without management.

Board’s Role in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in reviewing Fortinet’s business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for Fortinet.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking consistent with Fortinet’s business strategy and to encourage a focus on building long-term value at Fortinet. As more fully discussed in the “Compensation Discussion and Analysis” section of this proxy statement, incentive compensation performance objectives of our management are determined and established so as not to encourage excessive risk taking.

At periodic meetings of the Board and its committees and in other meetings and discussions, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, management provides the Audit Committee periodic reports on Fortinet’s compliance programs and efforts, investment policy and practices.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Fortinet within the last three years and evidence of the nominating person’s ownership of Fortinet’s common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. There are no differences in the manner by which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Board of Directors.

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Nominating and Corporate Governance Committee evaluates the current composition and organization of the Board of Directors.
•	The Nominating and Corporate Governance Committee recommends for approval by our Board of Directors on an annual basis desired qualifications and characteristics for Board membership.
•	The Nominating and Corporate Governance Committee evaluates the performance of individual members of our Board of Directors eligible for re-election and selects, or recommends for the selection of the Board, the director nominees by class for election to the Board by our stockholders at the annual meeting of stockholders.
•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current composition and organization of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate.
•	While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the networking security industry and Fortinet’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.
•	With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.
•	In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.
•	The Nominating and Corporate Governance Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.
•	After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board of Directors the director nominees.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Fortinet does not have a formal policy regarding attendance by members of the Board of Directors at Fortinet’s annual meeting of stockholders, Fortinet encourages, but does not require, directors to attend.

Contacting the Board of Directors

Stockholders who wish to communicate with the members of our Board of Directors may do so by sending Fortinet’s Corporate Secretary a letter c/o Fortinet at 1090 Kifer Road, Sunnyvale, CA 94086, or by fax to (408) 235-7737. The Corporate Secretary reviews all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, routes such communications to the appropriate member(s) of our Board of Directors, or if none is specified, to the Non-Executive Chairman of the Board.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Fortinet and other biographical information as of March 31, 2011, are set forth below. Messrs. Ken Xie and Michael Xie are brothers. There are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Ken Xie	48	President, Chief Executive Officer and Director
Kenneth Goldman	61	Vice President and Chief Financial Officer
Michael Xie	42	Vice President of Engineering, Chief Technical Officer and Director
John Whittle	42	Vice President of Corporate Development and Strategic Alliances, General Counsel and Corporate Secretary

Ken Xie.  For a brief biography of Mr. Ken Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors.”

Kenneth Goldman has served as our Vice President and Chief Financial Officer since September 2007. From November 2006 until August 2007, Mr. Goldman was the Executive Vice President and Chief Financial Officer of Dexterra, Inc., a provider of mobile enterprise software. Prior to joining Dexterra, from August 2000 through March 2006, Mr. Goldman was Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a supplier of customer software solutions and services that was acquired by Oracle Corp. in January 2006. From July 1996 to July 2000, he served as Senior Vice President of Finance and Chief Financial Officer of Excite@Home, Inc., an internet service provider. Mr. Goldman currently serves as a member of the board of directors of BigBand Networks, Inc., a networking equipment company, Infinera Corporation, a provider of digital optical networking systems, and NXP Semiconductors NV, a semiconductor company. Mr. Goldman served on the board of directors of Starent Networks Corp., a provider of networking solutions, from February 2006 until December 2009 when it was acquired by Cisco Systems, Inc.; Juniper Networks, Inc., an IP network solutions company, from September 2003 until his resignation from the position in January 2008; and Leadis Technology, Inc., a fabless semiconductor company, from January 2004 until his resignation from the position in September 2008. Mr. Goldman also served as a member of the Treasury Advisory Committee on the Auditing Profession. He is also a member of the board of trustees of Cornell University. Mr. Goldman holds a B.S. in electrical engineering from Cornell University and an M.B.A. from Harvard Business School.

Michael Xie.  For a brief biography of Mr. Michael Xie, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors.”

John Whittle has served as our Vice President and General Counsel since October 2006 and Corporate Secretary since January 2007 and Vice President of Corporate Development and Strategic Alliances since October 2010. From March 2006 to October 2006, Mr. Whittle was Vice President and General Counsel for Ingres Corporation, an open source database company formed by a divestiture from Computer Associates. Prior to working at Ingres, from January 2000 to March 2005, Mr. Whittle was Vice President and General Counsel for Corio, Inc., an enterprise application services provider, through the acquisition of Corio by International Business Machines Corporation (“IBM”), a provider of integrated solutions that leverage information technology and business processes. Mr. Whittle worked from March 2005 to March 2006 with IBM following its acquisition of Corio. Prior to joining Corio, Mr. Whittle was an attorney at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. from 1996 to 2000, representing technology companies in general corporate matters and initial and follow-on public offerings. Mr. Whittle holds a B.A. degree in history from the University of Virginia and a J.D. from Cornell University Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers, Messrs. Ken Xie, Kenneth Goldman, Michael Xie and John Whittle, for fiscal 2010 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

We compete with many other technology companies in seeking to attract and retain a skilled work force. To meet this challenge, we have adopted a compensation philosophy to provide our named executive officers with compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees to help us achieve our financial and strategic objectives.

Our executive compensation programs are designed to attract, retain and motivate our named executive officers to enhance long-term profitability and shareholder value by:

•	offering base pay to our named executive officers that is competitive with other companies in the technology industry, and in particular within the information technology security industry;
•	providing total compensation opportunities for our named executive officers that are comparable to the opportunities offered by similar companies within similar high technology industries;
•	linking named executive officer compensation to our operating and financial performance by making significant elements of each executive’s compensation dependent on our overall company performance, as well as the individual’s added value;
•	emphasizing equity pay and long-term incentives for our named executive officers so they have an interest in our sustained growth and success; and
•	ensuring fairness among our executive team by recognizing the contributions each executive makes to our success.

Role of the Compensation Committee in Executive Compensation Decisions

The Compensation Committee of our Board of Directors has overall responsibility for approving the compensation of our named executive officers. Members of the Compensation Committee are appointed by our Board. See “Corporate Governance — Board Meetings and Committees — Compensation Committee” for more detail about the responsibilities and procedures of the Compensation Committee.

Role of Executives in Executive Compensation Decisions

Our Compensation Committee generally seeks input from our President and Chief Executive Officer when discussing the performance of and compensation levels for named executive officers other than for himself and Mr. Michael Xie. Neither Mr. Ken Xie nor any of our other named executive officers participates in deliberations relating to their own compensation, and Messrs. Ken Xie and Michael Xie do not participate in deliberations related to each other’s compensation.

Elements of Our Compensation Program

The four key elements of our compensation package for named executive officers are base pay, equity-based awards, variable pay, and our benefits programs. As a total package, we design our compensation program to enable us to attract and retain talented personnel who can add to our long-term value. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

Base Pay.  We establish base pay that is both reasonable and competitive in relation to the surveyed market of similar companies in the technology industry as further described below. See “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation — Overview.” We monitor competitive base pay levels at least annually and make adjustments to base pay as appropriate. In general, a named executive officer’s base pay level should reflect his overall sustained performance and contribution to Fortinet over time. We design base pay to provide the ongoing reward for each named executive officer’s work and contribution and to be competitive in attracting or retaining the executive. Any increases in base pay are provided generally on an annual basis when we review competitive base pay levels in our surveyed market.

Equity-Based Awards.  We design our equity programs to be both reasonable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as appropriate. Stock options are designed to reflect and reward a high level of sustained individual performance over time, as reflected in improved overall company value. As described in more detail below, we design equity-based compensation, including stock options and other forms of equity compensation, to help retain talent over a period of time and to provide named executive officers with a long-term reward that aligns their interests with those of our stockholders. A number of factors are considered when determining the size of stock option grants, including competitive market factors, named executive officer performance, retention value, the value of unvested equity awards already held by the named executive officer, and a review of the named executive officer’s overall compensation package, which takes into account our approach in base pay and variable pay, as described below. Initial option grants upon hire are generally designed to attract experienced executives with established records of success and help retain them over the long term. Subsequent grants to named executive officers are designed to ensure that equity compensation remains competitive in relation to similar companies within the technology industry, and named executive officers whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation. The Board of Directors has delegated to the Compensation Committee the authority to grant equity-based awards to our named executive officers, although the Board retains the right to approve such awards as well.

Variable Pay.  Consistent with our pay for performance philosophy, rewarding performance through variable pay is an important element of named executive officer compensation. We design our variable pay programs to be both reasonable and competitive in relation to the market. We monitor the market and consider adjusting our variable pay programs as needed for our named executive officers, including taking into account changes in the industry and technology space. Our senior management incentive bonus program is designed to motivate our named executive officers to achieve overall goals by paying more for outstanding results and at the same time is structured to avoid entitlements, to align actual payouts with the actual results achieved by a named executive officer and to be easy to understand and administer. The variable pay incentives are based on a formulaic assessment of our financial performance and an assessment of each individual’s performance. The Compensation Committee has the discretion to increase or decrease a payout under the variable pay programs at any time in the event that it determines that circumstances warrant adjustment. A key factor in this process is executive peer review. The executive peer review offers named executive officers the opportunity to review the performance of certain other executives, including certain named executive officers, on a quarterly basis, and these reviews are considered by our Compensation Committee when determining if variable pay objectives have been satisfied. Executives provide feedback, on a confidential basis, regarding their peers’ performance in delivering results contributing to company objectives while maintaining productive working relationships. We believe the executive peer review motivates executive officers to achieve and exceed expectations and to work together in a productive fashion.

Benefits Programs.  We provide our named executive officers the following benefits: employee retirement, health and welfare benefits, such as our 401(k) retirement plan, group health insurance plans, and life, disability and accidental death insurance plans. Our named executive officers generally receive the same benefits as those provided to our other U.S. employees and do not receive additional perquisites. Our employee benefits programs are typically established and adjusted by our human resources department with approval, as necessary, from senior management.

Determining the Amount of Elements of Executives’ Compensation in 2010

Overview.  In analyzing elements of our compensation program in 2010, management and the Compensation Committee engaged Radford to provide an assessment of the compensation we offer to our named executive officers. Management and the Compensation Committee chose Radford because of its expertise and reputation. Besides this engagement, Fortinet has only engaged Radford for the limited purpose of gaining access to the compensation data that Radford compiles. With respect to Radford’s engagement in fiscal 2010, Radford considered the compensation practices of the set of technology companies below, each of which had annual revenues ranging from approximately $76 million to $962 million, market capitalization generally ranging from $256 million to $4.6 billion, and between 281 and 3,297 employees.

ArcSight, Inc.	NetScout Systems, Inc.
Aruba Networks, Inc.	NetSuite Inc.
Blue Coat Systems, Inc.	Riverbed Technology, Inc.
CommVault Systems, Inc.	ShoreTel, Inc.
Emdeon Inc.	SonicWall, Inc.
Extreme Networks, Inc.	Sourcefire, Inc.
F5 Networks, Inc.	VeriSign, Inc.
Infinera Corporation	Websense, Inc.

Furthermore, it is worth noting Fortinet’s strong performance in 2010, including the following:

•	Total billings increased 33% compared to fiscal 2009
•	Total revenue increased 29% compared to fiscal 2009
•	Operating margin increased 118% compared to fiscal 2009
•	84% growth in stock price in 2010
•	Continued market leadership in Unified Threat Management
•	Successful completion of our first full fiscal year as a publicly-traded company

Base Pay.  As part of our annual performance review process and review of named executive officers’ compensation, early each year the Compensation Committee, with input from Mr. Ken Xie for Messrs. Goldman and Whittle, assesses the performance levels of the named executive officers, based on factors such as company performance, department performance and individual performance. Largely as a result of this assessment and taking into account reasonable annual increases in base pay, the Compensation Committee considers whether to increase the base pay of the named executive officers and, if so, by how much.

The Compensation Committee targets competitive base pay taking into consideration the named executive officer’s expertise, position, past contributions to Fortinet and potential future contributions to Fortinet. In establishing our 2010 compensation framework for base pay, and in consultation with Radford, the Compensation Committee decided to target base pay at approximately the 50th percentile of competitive market data. Based on the data provided by Radford, the Compensation Committee determined that the base pay of each of our named executive officers was below the 50th percentile market data. As a result, in January 2010, the Compensation Committee raised the base pay of Mr. Ken Xie by 3% to $328,879, Mr. Goldman by 3% to $318,270, Mr. Michael Xie by 3% to $291,747, and Mr. Whittle by 5% to $264,600.

These increases brought the base pay of our named executive officers to just above the 50th percentile of market data, with the exception of Mr. Ken Xie, whose base pay was slightly below the 50th percentile of Radford market data.

Equity-Based Awards.  In allocating stock options to our named executive officers in 2010, our Board of Directors exercised its judgment and considered, among other things, the role and contribution of the named executive officer, the value of unvested stock options already held by the executive, and the cash-based compensation received by the named executive officer. With respect to the level of equity-based compensation, we considered existing guidelines while taking equity ownership and previously granted stock options into account.

Fortinet has an annual stock option refresh grant program, with refresh stock options typically being granted in the first quarter of each year, designed to reward and help retain employees based on performance and potential. The Compensation Committee and the Board reserve the right to grant the annual refresh stock option grant at other times of year, to grant refresh stock option grants more often than once a year, and to grant other forms of equity-based awards, such as restricted stock. Based on his leadership, strategic contributions and potential future contributions, each named executive officer qualified for annual refresh grants in 2010, and, in January 2010, the Compensation Committee approved an option to purchase 50,000 shares of common stock for Mr. Ken Xie, an option to purchase 50,000 shares of common stock for Mr. Goldman, an option to purchase 25,000 shares of common stock for Mr. Michael Xie, and an option to purchase 25,000 shares of common stock for Mr. Whittle. For each named executive officer, the Compensation Committee also considered our refresh equity guidelines and Radford’s analysis. Each of these stock options has an exercise price of $16.86 per share, set in accordance with Fortinet’s Equity Award Grant Policy discussed in “Executive Compensation — Timing of Equity Awards” below, and vests over four years.

Variable Pay.  Our 2010 compensation framework of variable pay for our executives was based on a 50th percentile target against the Radford peer group discussed above and survey data. Based on this assessment, the Compensation Committee decided to continue to set our variable pay targets for our named executive officers at 30% of base pay in 2010.

We determine the executive’s actual level of variable compensation by assessing the named executive officer’s actual results, and rewarding the executive in accordance with the terms of the variable pay programs. In developing the framework, we seek to set total cash compensation (base salary plus variable pay) to meet our goal of ensuring that our cash compensation levels are competitive and to enable us to retain our named executive officers.

Our variable pay programs for named executive officers fall under our Bonus Program, with the Compensation Committee establishing, each year, a more detailed incentive bonus program within the parameters described in our overall Bonus Program. In 2010, the Compensation Committee based the Bonus Program funding on achievement of revenue and operating profit or loss targets. Revenue-based targets determine 75% of the funding of the Bonus Program and operating profit or loss objectives determine 25% of the funding of the Bonus Program. We weight the Bonus Program more heavily toward achieving revenue over operating profit targets because we believe that, at this stage, revenues will drive our long-term success and result in greater opportunity for profit in the future. We believe it is important for our executives to monitor expenses as well, so we also base a portion of the Bonus Program funding on operating profit or loss targets. At least 85% of revenue goals must be achieved for any funding of the revenue portion of the Bonus Program. In addition, 100% of the operating profit or loss objectives must be met to fund the 25% of the operating profit or loss portion of the Bonus Program. To the extent that revenue targets are achieved to fund the revenue portion of the Bonus Program, the bonus pool is funded on a graduated basis, with funding increasing by 3.33% for every additional 1% of performance over 85% up to 100%. For instance, at 85% achievement of the revenue bonus funding target, the revenue portion of the Bonus Program would be funded at 50%. At 95% achievement of the revenue bonus target, the revenue portion of the Bonus Program would be funded at 83%. For every 1% achievement in excess of the target, the revenue portion of the Bonus Program would increase funding by 2% up to a maximum 200% of bonus funding for 150% achievement of the revenue target. Awards and performance are subject to quarterly performance targets, and bonuses can be funded on a quarterly basis upon successful or outstanding performance in a given quarter based on satisfaction of target objectives. However, for 2010, quarterly funding of awards in our first, second and third fiscal quarters are capped at 100% and are not eligible for increased funding based on achievements in excess of 100% of target.

Individual target bonuses under the Bonus Program are expressed as a percentage of the named executive officer’s base salary for 100% goal achievement. Our chief executive officer makes bonus recommendations to the Compensation Committee, taking into consideration company achievement versus the financial targets discussed above and peer review data, for Messrs. Goldman and Whittle, and the Compensation Committee in turn gives final approval after discussing the recommendations. In January 2010, the Compensation Committee approved pre-established bonus targets of up to 30% of base salary for each of the named executive officers for 100% goal achievement. The Compensation Committee approves bonuses for Messrs. Ken Xie and Michael Xie based upon the same criteria under the Bonus Program. See “Executive Compensation — 2010 Summary Compensation Table” below.

The Bonus Program is an internal incentive program based on internal revenue and operating income performance targets set at the beginning of the year. The targets were set at levels determined to be challenging and requiring substantial effort on the part of senior management. For 2010, we exceeded our operating income target in each quarter and the full year and we achieved between 99% and 104% of the quarterly and annual revenue targets. We paid bonuses to our senior management for 2010 based on achievement of these corporate goals and the peer reviews as discussed above, and, for Mr. Whittle, we took into consideration his increased responsibilities with respect to corporate development and strategic alliances. The charts below set forth our internal revenue and operating income performance targets compared to the revenue and operating income actually achieved, and indicates the percentages of target revenue actually achieved.

Note:	Bonus calculations are based on unaudited/preliminary revenue and operating income results. The revenue results used to calculate bonuses are considered a non-GAAP measure, derived based on GAAP revenue less any revenue from acquisitions or asset purchases. The operating income results are also considered a non-GAAP measure, derived based on GAAP operating income excluding stock-based compensation expense and the impact of acquisitions and asset purchases.

Benefits Programs.  Our named executive officers receive the same employee benefits as our other U.S.-based employees. We design our employee benefits programs to be both cost-effective and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our benefits programs as needed based upon regular monitoring of applicable laws and practices and monitoring of the market.

Employment Offer Letters

We entered into employment offer letters with Mr. Goldman (effective August 24, 2007) and Mr. Whittle (effective October 18, 2006). The offer letters provide for at-will employment, base salary, eligibility to participate in the executive incentive bonus plan, standard employee benefit plan participation, and recommendations for initial stock option grants. The offers of employment were each subject to execution of a standard proprietary information, invention assignment, and arbitration agreement and proof of identity and work eligibility in the United States. The offer letters contain certain severance and change of control benefits in favor of the executives, which terms, in each case, have since been superseded by the Change of Control Severance Agreements discussed in more detail in the “Executive Compensation — Severance Agreements and Change of Control Arrangements” section below.

Severance and Change of Control Agreements

In August 2009, we entered into severance agreements with Messrs. Ken Xie, Goldman, Michael Xie and Whittle. These arrangements provide for payments and benefits upon termination of their employment in specified circumstances, including following a change of control. These arrangements (including potential payments and terms) are discussed in more detail in the “Executive Compensation — Potential Payments Upon Termination or Change of Control” section below. We believe that these severance agreements help us from a retention standpoint, and they are particularly necessary in an industry, such as ours, where there has been market consolidation. We believe that entering into these agreements helps the named executive officers maintain continued focus and dedication to their assigned duties to maximize stockholder value if there is a change of control. The terms of these agreements were determined after review by the Compensation Committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established by our peer group, and applicable law.

Timing of Equity Awards

The Compensation Committee generally grants stock options to current executives and other current employees once per year. Such grants are typically approved at a meeting of the Compensation Committee held in the first quarter of the year, but the Board of Directors and Compensation Committee reserve the right to refresh stock options or other equity awards at other times during the year, to grant more than one refresh grant per year, and to make grants of forms of equity compensation other than stock options, such as restricted stock units. With respect to newly hired employees, our practice is typically to make stock grants at the first quarterly meeting of the Compensation Committee following such employee’s hire date. In January 2010, the Board adopted a new Equity Award Grant Policy, pursuant to which equity awards approved under this policy are granted effective as of the date that is the tenth trading day on the NASDAQ Global Market following the date of Fortinet’s next quarterly earnings announcement following the Compensation Committee or Board meeting when such options were approved, and the exercise price for such stock options would be the “Fair Market Value,” typically the closing sales price of Fortinet’s common stock, on that date that is the tenth trading day following the next quarterly earnings announcement.

Performance-Based Compensation and Financial Restatement

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we may begin using restricted stock and/or restricted stock units as additional forms of equity compensation incentives in response to changes in the accounting treatment of equity awards. While we consider the applicable accounting and tax treatment, these factors alone are not determinative, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code imposes limits on the amount of compensation that a public company may deduct in any one year for the compensation of the chief executive officer and other highly compensated executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation (including stock options), as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we may choose to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in designing a comprehensive plan for our executives that promotes our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Compensation Committee Report

The Compensation Committee oversees Fortinet’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Pehong Chen (Chair)
John Walecka
Christopher B. Paisley

2010 Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2010, December 31, 2009, and December 28, 2008.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Ken Xie President and Chief Executive Officer	2010	328,879	313,985	98,614	741,478
	2009	319,300	266,010	79,506	664,816
	2008	302,500	556,448	78,203	937,151
Kenneth Goldman Vice President and Chief Financial Officer	2010	318,270	313,985	96,499	728,754
	2009	309,000	266,010	79,750	654,760
	2008	300,000	—	69,216	369,216
Michael Xie Vice President, Engineering and Chief Technical Officer	2010	291,748	156,993	87,479	536,220
	2009	283,250	266,010	67,869	617,129
	2008	266,375	362,348	75,775	704,498
John Whittle Vice President of Corporate Development and Strategic Alliances, General Counsel and Corporate Secretary	2010	264,600	156,993	104,938	526,531
	2009	252,000	186,207	79,000	517,207
	2008	235,000	110,060	74,000	419,060

(1)	The amounts in this column represent the aggregate grant date fair value in fiscal years 2010, 2009 and 2008, computed in accordance with FASB ASC Topic 718 (Compensation — Stock Compensation). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011.
(2)	See “Executive Compensation — Grants of Plan-Based Awards in 2010” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts named executive officers were eligible to earn in fiscal 2010. See also “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation — Variable Pay” for a discussion of how the Bonus Program works in operation.

Grants of Plan-Based Awards in 2010

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2010 under any plan and the threshold, target and maximum target cash bonus amounts for named executive officers for fiscal 2010 under Fortinet’s cash bonus program.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Ken Xie	2/10/2010	—	—	—	50,000	16.86	313,985
	—	36,999	98,664	172,662	—	—	—
Kenneth Goldman	2/10/2010	—	—	—	50,000	16.86	313,985
	—	35,805	95,481	167,092	—	—	—
Michael Xie	2/10/2010	—	—	—	25,000	16.86	156,993
	—	32,822	87,524	153,167	—	—	—
John Whittle	2/10/2010	—	—	—	25,000	16.86	156,993
	—	29,768	79,380	138,915	—	—	—

(1)	Reflects threshold, target and maximum target bonus amounts for fiscal 2010 performance under the Bonus Program, as described in “Executive Compensation — Determining the Amount of Elements of Executives’ Compensation — Variable Pay.”

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of the end of fiscal 2010.

		Option Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name		Exercisable		Unexercisable
Ken Xie	2/7/2008	67,187	(2)	7,813	7.47	2/07/2015
	7/31/2008	90,625		59,375	7.47	7/31/2015
	1/28/2009	47,916		52,084	7.47	1/28/2016
	2/10/2010	—		50,000	16.86	2/10/2017
Kenneth Goldman	9/20/2007	53,760	(3)	112,500	7.44	9/20/2017
	1/28/2009	7,916	(4)	52,084	7.47	1/28/2016
	2/10/2010	—		50,000	16.86	2/10/2017
Michael Xie	3/1/2006	30,000	(5)	—	2.15	3/01/2011
	7/20/2006	50,000	(5)	—	2.365	7/20/2011
	2/7/2008	24,479	(6)	521	7.47	2/07/2015
	7/31/2008	75,520		49,480	7.47	7/31/2015
	1/28/2009	47,916		52,084	7.47	1/28/2016
	2/10/2010	—		25,000	16.86	2/10/2017
John Whittle	4/23/2008	8,333		16,667	7.47	4/23/2015
	1/28/2009	8,541		36,459	7.47	1/28/2016
	2/10/2010	—		25,000	16.86	2/10/2017

(1)	Reflects options granted under the 2008 Stock Plan or Amended and Restated 2000 Stock Plan, as applicable. Unless otherwise indicated below, all options granted to named executive officers vest over a four-year period, at a rate of 1/4th upon the first anniversary of the date of grant and then at a rate of 1/48th per month thereafter.
(2)	One-fourth of the shares vested on May 4, 2008 and one forty-eighth of the shares vest monthly thereafter.
(3)	The option vests monthly over four years beginning on October 20, 2007.
(4)	The option is held directly by G.V. Partners, L.P. for which Mr. Goldman serves as the managing member.
(5)	The option is fully vested and immediately exercisable.
(6)	One-fourth of the shares vested on February 7, 2008 and one forty-eighth of the shares shall vest monthly thereafter beginning on February 29, 2008.

2010 Option Exercises

The following table presents information concerning each exercise of stock options during fiscal 2010 for each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Ken Xie	180,000	5,239,950
Kenneth Goldman	473,740	5,710,517
Michael Xie	200,000	3,452,000
John Whittle	200,000	3,606,229

(1)	Reflects the difference between the fair market value of Fortinet common stock at the time of exercise on the exercise date and the exercise price of the option.

Potential Payments Upon Termination or Change of Control

Termination or Change of Control Arrangements

Ken Xie.  We have entered into a Change of Control Severance Agreement, dated August 7, 2009, with Ken Xie, our President and Chief Executive Officer under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. This agreement provides that, if Mr. Ken Xie’s employment is terminated without Cause, or if he terminates his employment with us for Good Reason, prior to a Change of Control or after twelve months following a Change of Control, he will be entitled to a severance payment in an amount equal to twelve months of his then-current base salary and twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents. If Mr. Ken Xie is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, in addition to receiving twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater) and twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents, Mr. Ken Xie’s unvested equity awards will immediately vest and become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Xie is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Michael Xie and Kenneth Goldman.  We have entered into Change of Control Severance Agreements, with each of Michael Xie, our Chief Technical Officer, dated August 7, 2009, and Kenneth Goldman, our Chief Financial Officer, dated August 7, 2009, under which each may receive certain benefits upon certain terminations of employment, provided that each has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. These agreements provide that, if the executive’s employment is terminated without Cause, or if the executive terminates his employment with us for Good Reason, prior to a Change of Control or after twelve months following a Change of Control, the executive will be entitled to a severance payment and/or benefits as determined by us in our sole discretion. If the executive is terminated without Cause, or if the executive terminates his employment with us for Good Reason, within one year following a Change of Control, the executive will receive a severance payment equal to six months of his base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of medical, dental, and/or vision benefits for him and/or his eligible dependents, and the unvested portion of his equity awards will immediately vest and become exercisable in full and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to the executive is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), the executive will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

John Whittle.  We have entered into a Change of Control Severance Agreement, dated August 7, 2009 with John Whittle, our General Counsel, under which he may receive certain benefits upon certain terminations of employment, provided that he has provided us with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months. This agreement provides that, if Mr. Whittle’s employment is terminated without Cause, or if he terminates his employment with us for Good Reason, he will be entitled to a severance payment equal to twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of medical, dental and/or vision benefits for him and/or his eligible dependents and his unvested equity awards will immediately vest as to the awards that would have vested over the next twelve months and such accelerated awards become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. If Mr. Whittle is terminated without Cause, or if he terminates his employment with us for Good Reason, within one year following a Change of Control, then in addition to receiving twelve months base salary, all of his unvested equity awards will fully vest and such accelerated awards become exercisable in full, and our right of repurchase or reacquisition with respect to such awards will lapse. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award. In the event any payment to Mr. Whittle is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our Change of Control Severance Agreements with the above-mentioned executives, “Change of Control” means:

i.	the acquisition by one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us — “Person”) that is or becomes the owner, directly or indirectly, of our securities representing fifty percent or more of the total voting power represented by our then outstanding securities (the “Voting Securities”); provided, however, that for the purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than fifty percent of the total voting power of our securities shall not be considered a Change of Control;
ii.	a change in the composition of the Board occurring within a twelve month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are our directors as of the effective date of the Change of Control Severance Agreement or (B) are elected, or nominated for election, to the Board with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors);
iii.	the date of the consummation of a merger or consolidation between us and any other corporation that has been approved by our stockholders, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent or more of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation, or our stockholders approve a plan of our complete liquidation; or

iv.	a change in the ownership of a substantial portion of our assets which occurs on the date that any person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than fifty percent of the total fair market value of all of our assets immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iv), the following shall not constitute a change in the ownership of a substantial portion of our assets: (1) a transfer to an entity that is controlled by our shareholders immediately after the transfer; or (2) a transfer of assets by us to: (A) a shareholder of ours (immediately before the asset transfer) in exchange for or with respect to our securities; (B) an entity, fifty percent or more of the total value or voting power of which is owned, directly or indirectly, by us; (C) a person, that owns, directly or indirectly, fifty percent or more of the total value or voting power of all our outstanding stock; or (D) an entity, at least fifty percent of the total value or voting power of which is owned, directly or indirectly, by a person described in subsection (C). For purposes of this clause (2), gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction of ours that does not constitute a change of control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

For the purposes of our change of control agreements with the above-mentioned executives, “Cause” means:

i.	an act of dishonesty made by the executive in connection with the executive’s responsibilities as an employee and materially and adversely affects us;
ii.	the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;
iii.	the executive’s gross misconduct that materially and adversely affects our reputation or business; or
iv.	the executive’s continued intentional refusal to perform employment duties in a material fashion that materially and adversely affects our reputation or business, after the executive has received a written demand of performance from us which specifically sets forth the factual basis for our belief that the executive has not substantially performed his duties and has continues to refuse to cure such non-performance within thirty days after receiving such notice.

For the purpose of our change of control agreements with the above mentioned executives, “Good Reason” means the occurrence of one of more of the following events without the executive’s express written consent:

i.	the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities with us in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; provided, however, it being understood that a new position with a larger combined company does not alone constitute “Good Reason” if it is in the same area of operations and involves substantially the same duties and scope of responsibilities and management responsibility notwithstanding that the executive may not retain as senior of a title within the larger combined company as the executive’s prior title;
ii.	a material reduction by us in the base salary of the executive; provided that, it being understood that a reduction by us by five percent or more in the base salary or bonus opportunity of the executive as in effect immediately prior to such reduction shall be deemed Good Reason;
iii.	a material change in the geographic location of the executive, provided that a change in geographic location to a facility or a location less than twenty-five miles from the executive’s then-present location shall not be considered a material change in geographic location;
iv.	any material breach by us of any material provision of the Change of Control Severance Agreement; or

v.	our failure to obtain the assumption of the Change of Control Severance Agreement by any successor (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to substantially all of our business and/or assets.

The executive may not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety days of the initial existence of the ground for “Good Reason” and a reasonable cure period of not less than thirty days following the date of such notice.

Estimated Payments Upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2010 (December 31, 2010), and the price per share of Fortinet’s common stock is the closing price on the NASDAQ Global Market as of that date ($32.35). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination Not Within One Year after a Change of Control(1)		Qualifying Termination Within One Year after a Change of Control(1)
Name	Salary ($)(2)	Acceleration of Equity Vesting ($)(3)	Salary ($)(2)	Acceleration of Equity Vesting ($)(3)
Ken Xie(4)	328,879	—	328,879	3,741,987
Michael Xie(5)	—	—	145,874	2,927,125
Kenneth Goldman(5)	—	—	159,135	4,872,725
John Whittle(5)	264,600	923,884	264,600	1,709,025

(1)	A “Qualifying Termination” under the severance agreement is an involuntary termination without “Cause” or a voluntary resignation for “Good Reason,” as defined below.
(2)	The severance amount related to base salary was determined based on base salaries in effect on December 31, 2010.
(3)	For individuals with partial equity award acceleration, the value is calculated by multiplying (a) the number of shares that would have vested over 12 months following December 31, 2010 by (b) the difference between $32.35 (the per share closing stock price on December 31, 2010) and the exercise price. For individuals with full equity award acceleration, the value is calculated by multiplying (c) the number of unvested shares by (d) the difference between $32.35 and the exercise price.
(4)	If severance is payable, the named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) for a period of up to 12 months for his Qualifying Termination prior to or after a Change of Control. The value as of December 31, 2010 for 12 months of COBRA continuation coverage was $21,981.
(5)	If severance is payable, the named executive officer is also eligible to receive reimbursement for insurance premium expenses incurred for group health insurance continuation coverage under COBRA for a period of up to 12 months after his Qualifying Termination within one year after a Change of Control. The value as of December 31, 2010 for 12 months of COBRA continuation coverage was $21,981.

Compensation of Directors

Compensation for Fiscal 2010

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2010 Board service. Messrs. Ken Xie and Michael Xie, who are our employees, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
George Hara(4)	—	—	—
Pehong Chen(5)	10,880	159,161	170,041
Hong Liang Lu	23,167	79,580	102,747
Greg Myers	35,000	79,580	114,580
Christopher B. Paisley	25,000	79,580	104,580
John Walecka(6)	3,913	159,161	163,074

(1)	Reflects fees earned or paid in cash for services rendered in the last fiscal year.
(2)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards in each fiscal year computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011.
(3)	As of December 31, 2010, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Options Outstanding
Pehong Chen	24,000
Hong Liang Lu	72,000
Greg Myers	72,000
Christopher B. Paisley	121,000
John Walecka	144,000

(4)	Mr. Hara’s term expired at the 2010 Annual Meeting.
(5)	Dr. Chen’s term commenced at the 2010 Annual Meeting.
(6)	Mr. Walecka became eligible to receive cash compensation for his Board and committee service in October 2010 when our Board of Directors amended our cash compensation policy to apply to all non-employee directors.

Standard Director Compensation Arrangements

In July 2010, our Board of Directors amended the equity award grant policy such that it is applicable to all of the non-employee directors. In October 2010, our Board of Directors amended the Board cash compensation policy such that all of the non-employee directors are eligible to receive cash retainers in connection with their Board and committee service. This compensation policy provides that each such non-employee director will be entitled to receive the following compensation for Board services:

•	an annual cash retainer for serving on the Board of $12,000, paid quarterly;
•	an annual cash retainer for serving in a non-chair position on the Audit Committee of $8,000, on the Compensation Committee of $5,000, and on the Nominating and Corporate Governance committee of $3,000;

•	an annual cash retainer for serving as the chair of the Audit Committee of $20,000, for serving as the chair of the Compensation Committee of $10,000 and for serving as the chair of the Nominating and Corporate Governance committee of $5,000;
•	upon appointment to the Board, an automatic initial grant of a stock option to purchase 24,000 shares of our common stock vesting monthly over a 48-month period; and
•	after completion of each full year of service, an additional annual grant of a stock option to purchase 12,000 shares of our common stock vesting monthly over a 48-month period.

Termination or Change of Control Arrangements

We have entered into change of control agreements with each of the non-employee directors. These agreements provide that upon a Change of Control, 100% of the unvested equity awards held by such directors will immediately vest and become exercisable and to the extent applicable, our right of repurchase or reacquisition with respect to such awards will lapse.

“Change of Control” in our change of control agreements with our non-employee directors has the same meaning as used in our Change of Control Severance Agreements with the named executive officers. See “Potential Payments Upon Termination or Change of Control — Termination or Change of Control Arrangements.”

Other Arrangements

Non-employee directors also have their travel, lodging and related expenses associated with attending Board or Committee meetings and for participating in Board-related activities paid or reimbursed by Fortinet.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Fortinet’s equity compensation plans as of December 31, 2010.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price per share of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders(1)	11,245,023	8.42	7,545,398
Equity compensation plans not approved by security holders	—	—	—
Total	11,245,023	8.42	7,545,398

(1)	Includes the following plans: 2009 Equity Incentive Plan, 2008 Stock Plan and Amended and Restated 2000 Stock Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Distribution Agreement

Kent Hara, the brother of George Hara, one of our former directors whose term expired at the 2010 Annual Meeting, is the president of Datacontrol Co., Ltd., a distributor of our products in Japan. George Hara owns a minority interest in Datacontrol. Prior to 2009, Datacontrol purchased our products from one of our distributors and resold them. In January 2009, we entered into a distribution agreement with Datacontrol, pursuant to which Datacontrol purchases products directly from us and distributes them in Japan. Since January 1, 2010, Datacontrol has purchased an aggregate $4.8 million worth of our products under the distribution agreement.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Review of Related Person Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, our Audit Committee is responsible for reviewing and approving any related person transaction. Prior to the creation of our Audit Committee, our full Board of Directors reviewed related person transactions.

All of the transactions set forth above were approved or ratified by our Board of Directors or Audit Committee. We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. We intend to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by our Audit Committee on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Fortinet;
•	Any person known to be the beneficial owner of five percent or more of Fortinet’s common stock (a “5% Stockholder”); and
•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Fortinet’s directors, executive officers and any persons holding more than 10% of the Fortinet’s common stock are required to report initial ownership of the Fortinet common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Fortinet is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely on a review of the reports furnished to Fortinet, or written representations from reporting persons that all reportable transaction were reported, Fortinet believes that during the fiscal year ended December 31, 2010, Fortinet’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a); except that one report for one transaction was filed late by Mr. Walecka.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Fortinet’s common stock, as of March 31, 2011, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;
•	each of our non-employee directors and nominees;
•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and
•	all directors and current executive officers of Fortinet as a group.

5% Stockholders, Directors and Officers(1)	Shares Beneficially Owned (#)(2)	Percentage Beneficially Owned (%)(2)
5% Stockholders:
FMR LLC(3)	6,422,326	8.5
Non-Employee Directors and Nominees:
Hong Liang Lu(4)	45,500	*
Greg Myers(4)	45,500	*
Christopher B. Paisley(4)	88,250	*
John Walecka(5)	120,529	*
Pehong Chen(4)	4,500	*
Named Executive Officers:
Ken Xie(6)	9,337,176	12.3
Kenneth Goldman(7)	93,217	*
Michael Xie(8)	7,233,082	9.5
John Whittle(4)	15,312	*
All directors and current executive officers as a group (9 persons)(9)	16,757,066	21.9

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Fortinet, Inc., 1090 Kifer Road, Sunnyvale, California 94086.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2011, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 75,807,949 shares of common stock outstanding on March 31, 2011.
(3)	Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2011 by FMR LLC and includes (i) 6,163,256 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor; and (ii) 259,070 shares beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), in its capacity as an investment advisor. Fidelity is a wholly-owned subsidiary of FMR LLC, a parent holding company. PGALLC is an indirect wholly-owned subsidiary of FMR LLC. The address of FMR LLC and Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGALLC is 900 Salem Street, Smithfield, Rhode Island 02917.
(4)	All shares are issuable upon exercise of options exercisable within 60 days of March 31, 2011.
(5)	Includes (i) 91,427 shares held of record by the Walecka 1992 Living Trust udt dated December 31, 1992 for which Mr. Walecka serves as trustee; (ii) 27,602 shares held of record by Walecka Enterprises I, L.P.

(“Walecka LP”); and (iii) 1,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Mr. Walecka is the General Manager of Walecka Capital LLC which serves as the general partner of Walecka LP.
(6)	Includes (i) 6,455,949 shares held of record by Mr. Ken Xie; (ii) 1,201,572 shares held of record by The Ken Xie 2009 Grantor Retained Annuity Trust dated September 10, 2009 for Mr. Ken Xie serves as trustee; (iii) 1,201,572 shares held of record by The Winnie Hiu-Yin Lee 2009 Grantor Retained Annuity Trust dated September 10, 2009 for which Mr. Ken Xie’s spouse serves as trustee; (iv) 226,000 shares held of record by The Xie Foundation, a non-profit entity for which Mr. Ken Xie serves as co-president and a director; and (vi) 252,083 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Mr. Ken Xie has no pecuniary interest in and disclaims beneficial ownership of the shares held by The Xie Foundation.
(7)	All shares are issuable upon exercise of options exercisable within 60 days of March 31, 2011 and include 4,333 shares held directly by G.V. Partners, L.P. for which Mr. Goldman serves as the managing member.
(8)	Includes (i) 3,830,000 shares held of record by Mr. Michael Xie; (ii) 1,500,000 shares held of record by the Michael Xie Grantor Retained Annuity Trust dated February 9, 2011 for which Mr. Michael Xie serves as a trustee; (iii) 1,500,000 shares held of record by the Danke Wu Grantor Retained Annuity Trust dated February 9, 2011 for which Mr. Michael Xie serves as a trustee; (iv) 226,000 shares held of record by The Xie Foundation, a non-profit entity for which Mr. Michael Xie serves as co-president and a director; and (v) 177,082 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Mr. Michael Xie has no pecuniary interest in and disclaims beneficial ownership of the shares held by The Xie Foundation.
(9)	Includes (i) 16,034,122 shares held of record by the current directors and executive officers; and (ii) 722,944 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Fortinet’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Fortinet is responsible for establishing and maintaining internal controls and for preparing Fortinet’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Fortinet management and with Deloitte & Touche LLP, Fortinet’s independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and
•	Received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Fortinet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Greg Myers (Chairman)
Christopher B. Paisley
Hong Liang Lu

OTHER MATTERS

Fortinet knows of no other matters to be submitted at the 2011 Annual Meeting. If any other matters properly come before the 2011 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2011 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed in the Notice, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 29, 2011

APPENDIX A

FORTINET, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions (or other contributions). This Plan includes two components: a Code Section 423 Plan Component and a Non-423 Plan Component. The Company’s intention is to have the Code Section 423 Plan Component qualify as an “employee stock purchase plan” under Section 423 of the Code (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of options under the Non-423 Plan Component that do not qualify under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities laws or other objectives for Eligible Employees and/or the Company. Except as otherwise indicated, the Non-423 Plan Component will operate and be administered in the same manner as the Code Section 423 Plan Component.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Affiliate” means (i) any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest and (ii) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where the Plan is, or will be, offered.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’ s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g) “Code Section 423 Plan Component” means the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code. The Code Section 423 Plan Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(h) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Fortinet, Inc., a Delaware corporation.

(k) “Compensation” means an Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation. The Administrator shall have the discretion to determine what constitutes Compensation for participants under the Plan with respect to future offerings, but for purposes of participants participating in the Code Section 423 Plan Component, it will be applied on a uniform, non-discriminatory basis.

(l) “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the Code Section 423 Plan Component, only Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the Code Section 423 Plan Component shall not be a Designated Company under the Non-423 Plan Component. The Administrator may provide that any Designated Company shall only be eligible to participate in the Non- 423 Plan Component.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means any individual who is an employee of an Employer, as determined by the Administrator in its sole discretion. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an executive, officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code. Notwithstanding the foregoing, for options granted under the Non-423 Plan Component, Eligible Employee shall also mean any other employee of an Employer to the extent that Applicable Law requires participation in the Plan to be extended to such employee, as determined by the Administrator.

(o) “Employer” means any one or all of the Company and its Designated Companies.

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(q) “Exercise Date” means the last Trading Day of each Offering Period.

(r) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “New Exercise Date” means a new Exercise Date set by shortening any Offering Period then in progress.

(u) “Non-423 Plan Component” means a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code.

(v) “Offering Date” means the first Trading Day of each Offering Period.

(w) “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after February 15 and August 15 of each year and terminating on the last Trading Day on or before February 14 and August 14 of each year. Notwithstanding this provision, the Administrator may determine a different period not exceeding twenty-seven (27) months and provided Eligible Employees are notified of the change prior to the Offering Period.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Plan” means this Fortinet, Inc. 2011 Employee Stock Purchase Plan, which includes a Code Section 423 Plan Component and a Non-423 Plan Component.

(z) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code or pursuant to Section 20.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3. Eligibility.

(a) Offering Periods. Any Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods.  The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 15 and August 15 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.  An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s designated plan administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions (or other contributions if permitted) in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6. Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions for a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account, unless required by Applicable Law.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a participant may only make one payroll deduction change during each Offering Period. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under Applicable Laws, and (ii) the Eligible Employee is participating in the Non-423 Plan Component or the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(g) At the time of any taxable event under the Plan, the participant must make adequate provision for the Company’s or Employer’s federal, state, foreign or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the United States, national insurance, social insurance contributions, social security or other tax withholding obligations, if any, which arise under the Plan. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation or other payments made to participant the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 2,000 shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common

Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery.  As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s designated plan administrator (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment.  Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.

12. Interest.  No interest will accrue on the payroll deductions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, for Participants in the Non-423 Plan Component (or the Code Section 423 Plan Component if permitted under Section 423 of the Code).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 4,000,000 shares.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions (or other contributions), making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. Further, the Administrator is authorized to adopt sub-plans applicable to particular Designated Companies or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. The Administrator may also determine whether participants may designate beneficiaries under the Plan.

16. Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductionsunless otherwise required by Applicable Laws, as determined by the Administrator. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

18. Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control.  In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required by Applicable Laws) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v) reducing the maximum number of Shares a participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21. Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Code Section 409A.  The Code Section 423 Plan Component is exempt from the application of Section 409A of the Code. The Non-423 Plan Component is intended to be exempt from Code Section 409A under the short-term deferral exception and any ambiguities in the Plan shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

23. Conditions Upon Issuance of Shares.  Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24. Term of Plan.  The Plan will become effective upon its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect until terminated under Section 20.

25. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law; Severability.  The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of California, United States and construed accordingly, to the extent not superseded by applicable U.S. federal law. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

27. No Right to Employment or Services.  Nothing in the Plan or any subscription agreement shall interfere with or limit in any way the right of the Employer to terminate any Participant’s employment at any time, provided in compliance with applicable laws, nor confer upon any Participant any right to continue in the employ of the Employer.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on June 22, 2011.

FORTINET®

INTERNET
http://www.proxyvoting.com/ftnt
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Please have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

97483

Fulfillment
97484

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND "1 YEAR" ON PROPOSAL 5.

Please mark your votes as indicated in this example ☒

1. ELECTION OF TWO CLASS II DIRECTORS

Nominees:	FOR	WITHHOLD
1.1 John Walecka	☐	☐
1.2 Michael Xie	☐	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as Fortinet's independent registered accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
3. To approve the Fortinet, Inc. 2011 Employee Stock Purchase Plan.	☐	☐	☐
4. Advisory vote on executive compensation.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
5. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors Recommends a Vote "For" each of the Nominees listed in Proposal 1 and "For" Proposals 2, 3 and 4 and "1 year" on Proposal 5.

Mark here if you plan to attend the meeting. ☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ________________ Signature ________________ Date ________

You can now access your Fortinet, Inc. account online.

Access your Fortinet, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Fortinet, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-866-276-4119

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2011 Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: **http://www.proxyvoting.com/ftnt**

▼ FOLD AND DETACH HERE ▼

PROXY

FORTINET, INC.

Annual Meeting of Stockholders to be Held on June 23, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FORTINET, INC.

The undersigned hereby appoints Ken Xie and Kenneth Goldman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fortinet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Fortinet, Inc. to be held June 23, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

97483

Fulfillment
97484